UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2025

APOGEE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-6365	41-0919654
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
(Address of principal executive offices)		(Zip Code)

4400 West 78th Street, Suite 520	Minneapolis	Minnesota	55435
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:	(952) 835-1874
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
 ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
(a) (c)
Effective October 31, 2025, Ty R. Silberhorn, Apogee Enterprises, Inc.’s (the “Company”) Chief Executive Officer (“CEO”) and a member of the Board of Directors of the Company (the “Board”), departed as CEO and as a member of the Board. In connection with his separation, Mr. Silberhorn and the Company entered into a Separation Agreement on October 30, 2025, the terms of which are set forth in more detail below.
Effective October 31, 2025, the Board elected Donald A. Nolan, the Company’s Independent Chair of the Board, to succeed Mr. Silberhorn as CEO and to serve as Executive Chair of the Board. The Board also elected Patricia K. Wagner to be the Company’s new Lead Independent Director.
Mr. Nolan, 64, joined Apogee’s Board in 2013 and was named Independent Chair in 2020. He served as President and Chief Executive Officer of Kennametal, Inc. from 2014 to 2016. Kennametal is a global industrial technology leader present in over 60 countries manufacturing products and solutions for customers in the aerospace, energy and transportation industries. Previously, Mr. Nolan was President of the Materials Group of Avery Dennison Corporation from 2008 to 2014. Before joining Avery Dennison, Mr. Nolan served on the executive team at Valspar, a global leader in paint and coatings, as Senior Vice President, leading the Global Packaging and Refinish Coatings businesses. In addition, Mr. Nolan has served as a director for a number of privately held, growth-oriented companies.
The Company and Mr. Nolan entered into an offer letter (the “Offer Letter”) effective October 31, 2025. The terms of the Offer Letter are set forth in more detail below.
(e)
The Separation Agreement
Pursuant to the Separation Agreement, Mr. Silberhorn will receive $932,000 in cash, which is equal to his current annual base salary for fiscal 2026. This payment will be made in twenty-four, equal monthly installments on the Company’s regular payroll date.
The Separation Agreement provides that, effective as of the Effective Date (as defined therein) and pursuant to the terms of the Company’s 2019 Stock Incentive Plan, as Amended and Restated (2021) and Mr. Silberhorn’s restricted stock award agreements with the Company, dated January 4, 2021, April 19, 2023, May 1, 2024 and April 22, 2025, the Board agreed to accelerate the vesting of a total of 78,376 shares of time-based restricted common stock of the Company held by Mr. Silberhorn.
In addition, under the Separation Agreement, the Company will pay to Mr. Silberhorn $466,000, an amount equal to 50% of the target goal for Mr. Silberhorn’s fiscal 2026 annual incentive plan. This payment will be made by the Company between April 1, 2026 and May 31, 2026.
The Separation Agreement further provides that the Company will award Mr. Silberhorn 100% of his target Performance Award dated April 19, 2023, which equals 16,867 shares of common stock of the Company and a cash payment of $742,500.
In addition, the Separation Agreement provides that the Company will pay to its vendor the full cost of Mr. Silberhorn’s group medical, dental, and vision insurance for the earlier to occur of (i) 12 months after the Separation Date and (ii) the date on which Mr. Silberhorn obtains comparable replacement coverage, provided that he completes and returns the necessary paperwork to continue that coverage.
In consideration of the foregoing, Mr. Silberhorn agreed to enter into a general release of the Company from any and all claims and causes of action of any kind that he has or may have had against the Company, other than any claims with respect to his rights under the Separation Agreement. In addition, pursuant to the terms of the Separation Agreement, Mr. Silberhorn has agreed that he will be prohibited, for two years after the Effective Date, from hiring or soliciting the Company’s employees for employment or inducing or encouraging the Company’s employees to cease their employment with the Company. As defined in the Separation Agreement, “Effective Date” means the sixteenth (16th) day after Mr. Silberhorn signed the Separation Agreement, provided that he has not revoked or rescinded that Agreement prior to to that date.

The foregoing description of the Separation Agreement is a summary and is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
(c)
The Offer Letter
Mr. Nolan’s Offer Letter has a one-year term, ending on October 31, 2026 (the “Term”). Pursuant to the Offer Letter, Mr. Nolan is entitled to the following:
•base salary in the amount of $925,000
•a one-time payment of $100,000 for travel and lodging expenses, less all applicable withholdings
•a short-term incentive bonus, with a target amount equal to 100% of his base salary actually paid to Mr. Nolan during the Term. The actual award may be subject to Board or the Compensation Committee of the Board discretion, depending on achievement of certain performance goals and business objectives, to be approved by the Board or the Compensation Committee of the Board in the fourth quarter of fiscal 2026 and paid upon the expiration of the Term.
•an award of shares of time-based restricted stock of the Company that vest one year from the grant date, with a value of $1.75 million, based on the closing price of the Company’s common stock on the grant date (the “Service Award”). The grant date will be the fifth business day following the date of the Company’s first earnings release occurring after October 31, 2025. The Service Award is subject to Mr. Nolan’s continued employment with the Company for the Term, provided that, if Mr. Nolan’s employment ends before the vesting date, the shares will vest as long as Mr. Nolan remains a member of the Board through the vesting date. The Offer Letter further provides that the Service Award is subject to forfeiture upon voluntary or involuntary termination for cause, as defined in the Company’s current standard form of restricted stock award agreement.
Mr. Nolan does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, nor has Mr. Nolan had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year. There are no family relationships to disclose with respect to Mr. Nolan that are reportable under Item 401(d) of Regulation S-K.
The foregoing description of the Offer Letter is summary and is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
A press release, dated October 31, 2025, announcing the leadership changes described above is furnished (not filed) as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

10.1	Separation Agreement, dated October 30, 2025
10.2	Offer Letter, effective October 31, 2025
99.1	Press Release, dated October 31, 2025
104	Cover Page interactive Data file (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
APOGEE ENTERPRISES, INC.
By: /s/Meghan M. Elliott
Meghan M. Elliott
Executive Vice President Chief
Legal Officer and Secretary
Date: November 5, 2025